Exhibit 10.3

November 19, 2010

Jackson Hewitt Tax Service, Inc. Jackson Hewitt Inc. Tax Services of America, Inc. Hewfant Inc. 3 Sylvan Way Parsippany, New Jersey 07054 Attn: Dan O’Brien

Re:	Amended and Restated Credit Agreement, dated as of October 6, 2006, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of October 31, 2007, as amended by the Second Amendment to Amended and Restated Credit Agreement, dated as of May 21, 2008, as amended by the Agreement for Third Amendment of Amended and Restated Credit Agreement, dated as of April 27, 2009 and as amended by that certain Limited Waiver and Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 30, 2010 (as further amended, restated and modified from time to time, the “Credit Agreement”), entered into by and among Jackson Hewitt Tax Service, Inc., Jackson Hewitt, Inc., Tax Service of America, Inc., and Hewfant Inc. (collectively, the “Borrowers”), the lenders party thereto (collectively, the “Lenders”), and Wells Fargo Bank. N.A., successor-by-merger to Wachovia Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”)

Dear Mr. O’Brien:

Reference is made to the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Credit Agreement.

The Borrowers have requested, and the Administrative Agent and Required Lenders have agreed to modify the terms of the Credit Agreement, subject to the terms and conditions set forth herein:

1. RAL Definitive Documentation. The date “December 10, 2010” contained in Section 9.1(o) of the Credit Agreement is amended and restated as “December 17, 2010”.

2. Waivers. Upon this letter agreement becoming effective, the Administrative Agent and the Required Lenders hereby waive: (a) the requirement that Borrowers comply with Section 4.2(b) of the Credit Agreement as a condition to the Lenders making Loans under the Credit Agreement, but only to the extent that Borrowers’ inability to comply with Section 4.2(b) of the Credit Agreement is as a result of Borrower’s inability to make the representation and warranty set forth in Section 5.10 of the Credit Agreement as a result of the items set forth in Borrowers’ SEC Form 8-K dated January 27, 2010 with respect to Borrowers’ refund anticipation loan program; and (b) any prior Default or Event of Default resulting from the Borrowers’ failure to have complied with Sections 9.1(m) and 9.1(n) of the Credit Agreement, such waiver with respect to Sections 9.1(m) and 9.1(n) to continue until the earlier of December 17, 2010 or the occurrence of any other Default or Event of Default under the Credit Agreement.

3. Intra-Lender Balances. The Borrowers shall, upon request, remit to the Administrative Agent such nominal amounts as are periodically requested by the Administrative Agent in order to rebalance Lender Commitments so as to maintain constant pro-rata Commitments among the Lenders. Such amounts shall include administrative and similar fees of the Administrative Agent in connection with administering such rebalancing.

If this letter agreement correctly sets forth the Administrative Agent’s agreement with the Borrowers, please execute this letter agreement, individually or by a duly authorized and proper corporate officer or partnership member, in the appropriate spaces below and deliver an executed counterpart of this letter agreement to the Administrative Agent by facsimile transmission, electronic mail, or overnight courier.

This letter agreement shall become effective upon: (i) the Administrative Agent’s receipt of executed counterparts of this letter agreement from the Borrowers and Required Lenders, and (ii) to the extent invoiced at least one Business Day prior to the date hereof, the Borrowers having paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this letter agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel and the financial advisor for the Administrative Agent with respect thereto).

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Except as expressly amended by this letter, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

Sincerely,

WELLS FARGO BANK, as Administrative Agent and as a Lender

/s/ M.G. Hyde

Name:	M.G. Hyde

Title:	Managing Director/SVP

Consented and Agreed:
JACKSON HEWITT TAX SERVICE INC.
JACKSON HEWITT INC.
TAX SERVICES OF AMERICA, INC.
HEWFANT INC.

By:	/s/ Daniel P. O’Brien

Name:	Daniel P. O’Brien

Title:	EVP & CFO

JACKSON HEWITT CORPORATE SERVICES INC.,

as guarantor

By:	/s/ Daniel P. O’Brien

Name:	Daniel P. O’Brien

Title:	EVP & CFO

JACKSON HEWITT TECHNOLOGY SERVICES LLC,

as guarantor

By:	/s/ Daniel P. O’Brien

Name:	Daniel P. O’Brien

Title:	EVP & CFO

JP MORGAN CHASEBANK, N.A., as a Lender

By:	/s/ Jane E. Orndahl

Name:	Jane E. Orndahl

Title:	Vice President

GRACE BAY HOLDINGS II LLC, as a Lender

By:	/s/ Rich Siegel

Name:	Rich Siegel

Title:	Authorized Signatory